Form C

Cover Page

Name of issuer:

Hospitality Innovated, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: NY

Date of organization: 7/7/2014

Physical address of issuer:

545 fifth avenue
New York NY 10017

Website of issuer:

http://www.hotelsbyday.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$107,000.00

Deadline to reach the target offering amount:

11/23/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

7

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$246,210.38	$222,775.00
Cash & Cash Equivalents:	$9,474.26	$7,555.00
Accounts Receivable:	$73,252.74	$51,737.00
Short-term Debt:	$2,685.82	$30,744.00
Long-term Debt:	$0.63	$0.00
Revenues/Sales:	$316,574.47	$238,110.40
Cost of Goods Sold:	$0.00	$110,816.83
Taxes Paid:	$0.00	$0.00
Net Income:	($7,468.98)	($64,582.82)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Hospitality Innovated, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Tony Cheung	Principal Accounting Officer	2014
Eddy Kaljic	COO	2016
Yannis Moati	CEO	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Yannis Moati	88666.67 Units	33.25

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

A lack of funding to scale our business may be detrimental to progress. We are relying on investments to scale our company to greater profitability.

Antiquated hospitality technology makes it very difficult for us to integrate or persuade businesses to use our technology.

Competition with other larger travel companies could limit our expansion. Expedia is an example of a competitor.

A failure to maintain our current customer base or to attract new customers, would negatively affect Hotels by Day.

Loss of team talent due to poor funding. We are reliant on a small management team and a loss to any of these key members along with a failure to attract new talent may be problematic for Hotels by Day.

In an economic recession, people tend to spend less money on luxuries, including hotels. In the case of an economic recession, this could cause a downward trajectory to our revenues.

If a sex ring is caught using our app, the publicity could be damaging to our reputation and brand.

We could be subject to a breach of our technology which would result in a loss of privacy for our customers.

Tony Cheung and Eddy Kaljic are part-time officers, which may result in diminished time being committed to Hotels by Day.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds:

30% Technology improvements which will include improving the UI/UX of the app.

20% Building out the loyalty program.

30% Adapting our website and apps to scale internationally with translations and customizations.

15% Part time data scientist

5% Wefunder Intermediary fee

If we raise: **$107,000**

Use of Proceeds:

25% Technology improvements which will include improving the UI/UX of the app.

10% Building out the loyalty program.

15% Allowing website and apps to scale internationally with translations and customizations.

18% Part time data scientist

27% Connectivity to hospitality ecosystems (demand & supply)

5% Wefunder Intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units**, **Investors will receive a number of Units**calculated using the method that results in the greater number of **Units**:

- (i) the total value of the Investor's investment, divided by the price of **Units** issued to new Investors , or multiplied by the discount rate (85%)
- (ii) if the valuation for the company is more than **$4.9 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $50,000 of the securities, investors will receive a valuation cap of $4.2M. with an 85% discount rate.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors do not have voting rights.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding**Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor **is not** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor **is** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor **is** or **is not** a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Units	266,666.67	266,666.67	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

None

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;

- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

<u>Additional issuances of securities.</u> Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

<u>Issuer repurchases of securities.</u> The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

<u>A sale of the issuer or of assets of the issuer.</u> As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

<u>Transactions with related parties.</u> The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Historically, hotels have been unwilling to offer rooms just for the day, sticking instead to rigid check-in and -out times. But for modern travelers who demand flexibility, that doesn't work. We created Hotels by Day to make it easy for customers to find and book single day stays. We designed the platform to make it easy for hoteliers to add this new revenue stream and protocol to their current booking system. Intuitively, it makes sense. Financially, it does too – we've made $3.7M in 3 years.

Booking hotel rooms just for the day is a win-win situation for all parties: hotel owners get 50% net revenue of a day room when it would otherwise be empty, guests have flexible options to relax during the day, and we make a 15% commission on each room. We're the day room leaders in North America; we plan to bring our easy-to-use platform to the millions of travelers and hoteliers across the globe.

Milestones

Hospitality Innovated, LLC was incorporated in the State of New York in July 2014.

Since then, we have:

- $3.7M in revenue to date.

- CEO has 20 years of experience in hospitality.

- 35% customers are repeat users.

- 700+ hotels in North America and London.

- 54K+ bookings.

Historical Results of Operations

Our company was organized in July 2014 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin*. For the period ended December 31, 2017, the Company had revenues of $316,574.47 compared to the year ended December 31, 2016, when the Company had revenues of $238,110.40. Our gross margin was 100.0% in fiscal year 2017, compared to 53.46% in 2016.

- *Assets*. As of December 31, 2017, the Company had total assets of $246,210.38, including $9,474.26 in cash. As of December 31, 2016, the Company had $222,775 in total assets, including $7,555 in cash.

- *Net Loss*. The Company has had net losses of $7,468.98 and net losses of $64,582.82 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- *Liabilities*. The Company's liabilities totaled $2,686.45 for the fiscal year ended December 31, 2017 and $30,744 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $550,000 in equity in 2014.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Hospitality Innovated, LLC cash in hand is $10,736, as of May 2018. Over the last three months, revenues have averaged $242,500/month, cost of goods sold has averaged $215,500/month, and operational expenses have averaged $26,000/month, for an average net margin of $1,000 per month. Hotel Innovated's model is slightly different from other businesses, in that gross booking revenues come through us when a room is booked which is matched by a high cost of goods sold, and once the money has been deposited, the company receives a commission.

In the next 3-6 months we hope to boost sales by 10% in our last quarter reports.

We plan to expand to London UK, with 50 elegant hotels and lower our cost of acquisition to $2.30 per booking while increasing our commission margin to $9.40 per booking

While we cannot guarantee it, we expect that our revenues will grow by 150% in the next 6 months thanks to the addition of apartment rentals in the inventory mix.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Yannis Moati, certify that:

(1) the financial statements of Hospitality Innovated, LLC included in this Form are true and complete in all material respects ; and

(2) the tax return information of Hospitality Innovated, LLC included in this Form reflects accurately the information reported on the tax return for Hospitality Innovated, LLC filed for the fiscal year ended 2017.

Yannis Moati
CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
  A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.hotelsbyday.com/en/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Eddy Kaljic
Tony Cheung
Yannis Moati

Appendix E: Supporting Documents

Hotels_by_Day_Operating_Agreement.pdf


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INVEST IN HOTELS BY DAY
Book your daytime oasis in the middle of the city
$0
raised of $50K goal
$100 min
INVEST
by Wefunder Portal LLC

Future Equity (SAFE)

$4.9M valuation cap | **15%** discount

A SAFE gives you the right to future shares in Hotels by Day. If you invest, you're betting the company will be worth more than $4.9M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $4.2M Valuation Cap & 15% Discount
Investors who fund up to the first $50K of this fundraise will invest in a SAFE with a $4.2M valuation cap & 15% discount.

INVESTOR PERKS

$250+	3% cash back on all your bookings on HotelsByDay.com Expires Dec 1, 2019
$500+	6% cash back on all bookings on HotelsByDay.com Expires Dec 1, 2019
$1,000+	01 Free Day-Stay on HotelsByDay.com Expires Dec 1, 2019
$5,000+	03 Free Day-Stays on HotelsByDay.com Never Expires!

> *"Historically, hotels have been unwilling to offer rooms just for the day, sticking instead to rigid check-in and -out times. But for modern travelers who demand flexibility, that doesn't work. We created Hotels by Day to make it easy for customers to find and book single day stays. We designed the platform to make it easy for hoteliers to add this new revenue stream and protocol to their current booking system. Intuitively, it makes sense. Financially, it does too – we've made $3.7M in 3 years.*



Yannis Moati
CEO AND CO-FOUNDER, HOTELS BY DAY

OUR AMBITION

Booking hotel rooms just for the day is a win-win situation for all parties: hotel owners get 50% net revenue of a day room when it would otherwise be empty, guests have flexible options to relax during the day, and we make a 15% commission on each room. We're the day room leaders in North America; we plan to bring our easy-to-use platform to the millions of travelers and hoteliers across the globe.

KEY FACTS

- $3.7M in revenue to date.
- CEO has 20 years of experience in hospitality.
- 35% customers are repeat users.
- 700+ hotels in North America and London.
- 54K+ bookings.

DOCUMENTS

HotelsByDay_InvestorDeck.pdf

https://hotelsbyday.com/en

Why I Like Hotels by Day

I am extremely impressed with Hotels by Day. I am a skeptic by nature. Not only did I get my first reservation within the first day, but they keep coming in. I wish I would've jumped on board sooner.

Al Munoz
GENERAL MANAGER AT COMFORT INN, HOUSTON, TX

THE BUZZ ABOUT HOTELS BY DAY

Hotels By Day has provided a solution to a massive hole in revenue, one that was impossible to fill. We have had no issues maintaining the process and have only profited from this new partnership.


Louis Vasquez
Director of Revenue Management, Avenue of the Arts. Costa Mesa, CA

Hotels by Day is a GREAT hotel partner! We love the additional revenue and the clientele!

Shantelle Jefferson
Director of Sales & Marketing at Holiday Inn Richmond South – Bells Road

I mainly book pilots with Hotels by Day as they have a mandatory rest period and find it very hard to find a hotel willing to book day rooms.


Mary Ross
Travel Consultant, Short's Travel Management – NASCAR

I use Hotels By Day to find a private office between connecting flights in order to get work done.


Amanda J.
Hotels By Day Customer

As a business traveler, Hotels by Day has given me a quiet place to prepare an important presentation, to be given later that same day.



Frank G.
Hotels By Day Customer

I use Hotels By Day to get refreshed before an important meeting



Dylan H.
Hotels By Day Customer

My experience with Hotels By day was amazing! It was perfect for my 11 hour layover at LAX before flying to Australia. It took my less than one minute to find and book a room that fit the location and time that I needed, right from the app. The hotel even had a free shuttle and that was a bonus. This is the perfect service for business travelers and for people going on long haul flights with long layovers. I will use this service again and recommend it to everyone.



Alisha Nesbitt
Hotels By Day Custiomer

My experience booking with Hotels by Day was really wonderful. The website was incredibly easy to use, the hotel had my room ready when I arrived. The hotel was nice and very clean. I have already recommended this to a friend and plan on using this option more often when I travel as well.

Debbie Keplinger
Hotels By Day Customer

Booking was super easy. Local hotel had a great day rate for a sleepover after night shift. Hotel had the reservation no problem and were really helpful with everything I needed.

Mark Sattolo
Hotels By Day Customer

I love the opportunities this opens up: day dates for busy parents, pool and spa access for afternoon meet-ups, a work space for business people or a place to rest before or after a long flight or during a layover, just to name a few.



Jen Leo
Writer for L.A. Times

HUFF POST

"Day Room" Booking Service Pitched on Shark Tank - Hotels By Day

The third entrepreneurs into the Shark Tank this week were presenting their business Hotels By Day and were seeking $750k in exchange for 10% of the business. They have developed a system that allows people to book a hotel room for a few hours
February 21, 2017 @ huffingtonpost.com

heavy.

Hotels By Day on 'Shark Tank': A Look Inside the Company

Hotels By Day entered the in Season 8 with their service that allows guests to book rooms for morning, mid-day or afternoon stays. We interviewed the founder and CEO of the New York City startup, Yannis Moati, who said that feedback from participating
February 17, 2017 @ heavy.com

Condé Nast Traveler

How to book a hotel room by the hour without looking shifty

Photo: Alistair Berg | GettyImages While India's first short-stay hotel-booking site sells itself on the promise 'Couples need a Room, not a Judgement', StayUncle is open to individual travellers as well. With options in nine Indian cities, including Mumbai,
June 23, 2016 @ cntraveller.in

YAHOO! FINANCE

As you wish: 5 on-demand startups deliver what you want, when you want it

The modern world is all about instant gratification. You need a ride? Hail an Uber. You're in the mood for Game of Thrones ? Watch it on HBO Now. As tech continues to bend over backwards to meet our desires with little-to-no delay, apps that offer
April 25, 2016 @ finance.yahoo.com

Inc.

How to Be More Productive On the Road Than Anywhere Else

Waiting in an airport security line for an hour and a half is a perfect, albeit unwanted, opportunity to reflect on the trying conditions faced by the modern business traveler.
April 7, 2016 @ inc.com

No More Airport Sponge Baths: Hotels by Day | Goop

New-to-us travel tool Hotels By Day is shaping up to be a game-changer for city-to-city travel: It lets you snag unoccupied hotel rooms for the day, at a discounted price.
January 31, 2016 @ goop.com

Bedrock Bunks: Hotel Booking Apps Offer New Twists for Cut-Rate Rooms

Launched in February 2015, fast-growing New York-based HotelbyDay.com helps travelers find good rates for short stays at hotels during the day. These aren't the, ahem, one-hour or less kind of stays. The service offers stays of at least four hours in
January 12, 2016 @ nbcnews.com

Coolest Things in Travel for 2015

RELATED: 8 Futuristic Hotels Lobby check-in gets the boot Hotel brands like Thompson and Joie de Vivre are finally catching up with airlines, Airbnb, and Uber by providing check-ins, upgrades, and customer service via text without making you
December 14, 2015 @ jetsetter.com

How These Flexible Rental Spaces Are Helping Entrepreneurs Work From Anywhere

This story appears in the August 2015 issue of Entrepreneur . Subscribe " Matthew Jonas, president of Homewood, Ill.-based digital marketing agency TopFire Media, makes his business-travel bookings in this order: airfare, hotel, office. "I'm old-school.
July 24, 2015 @ entrepreneur.com

HotelsByDay books rooms available in the daylight hours

What it does: The app reveals a variety of options for the traveler when it comes to hotel stays. Discover hotels that will let you book a room for the day (10 a.m.-4 p.m.) instead of overnight. Available in 11 cities, including Los Angeles, San Francisco,
April 12, 2015 @ latimes.com

At Hotels, One-Day-Only Vacations

If the "staycation" was the travel industry's response to the Great Recession, the "daycation" is perhaps another sign of recovery from it. Rather than hotel overnight stays, daycation deals sell travelers access to a hotel - sometimes to a room, other
March 7, 2015 @ intransit.blogs.nytimes.com

Long Layover? The HotelsByDay App Will Book You a Daytime Stay

If you've ever had a long layover, taken a one-day business trip, or spent a day channeling Don Draper, you'll appreciate the value proposition of HotelsByDay, a new app that allows travelers to...
March 2, 2015 @ travelandleisure.com

HotelsByDay finds short-term hotel stays

Sometimes, travelers just need a quiet place to relax for a few hours during the day without incurring the expense of an overnight hotel stay. A convenient new app called HotelsByDay hopes to make it easier for both business and leisure travelers to
February 18, 2015 @ chicagotribune.com

This Website Is Solving Business Travelers' Biggest Problems - Jetset Times

BY TEAM JST Ever needed a hotel room just a few hours during the day? Whether it's killing time between layovers or getting out of business suits and getting into cocktail attires; there never seems to be the perfect place to solve these problems that
February 11, 2015 @ jetsettimes.com

HotelsByDay Lets Travelers Book Daytime Hotel Rooms For Less Than Overnight Stays

A new travel technology company called HotelsByDay wants to offer a new option for those looking for a place to work or unwind during their trips, when they don't need to book a full overnight stay at a hotel.
February 11, 2015 @ techcrunch.com

Startup wants to remove the stigma from booking a hotel during the day

Many hotel rooms sit empty during the day, and there's a startup that wants to fill them. HotelsByDay thinks there's a big opportunity to serve business travelers who want to take a nap or work between meetings, and leisure travelers looking for

February 10, 2015 @ mashable.com

HotelsByDay Will Offer Mid-Day Hotel Stays-But Will Travelers Use It?

HotelsByDay, a service that claims to be the first to allow travelers to instantly book mid-day rather than overnight hotel stays, launches today. The startup offers morning, mid-day, or afternoon stays of four to eight hours at 40 different hotels in

February 10, 2015 @ cntraveler.com

This Startup Wants You to Feel Comfortable Renting Hotel Rooms For a Few Hours

Empty rooms could be put to great use by business people and travelers resting during the day

February 10, 2015 @ time.com

Startup pitch: HotelsByDay checks in to during the day stay trend

HotelsByDay sees opportunity in the micro-stay trend - hotel stays during the day for a minimum of four hours. The founders come from luxury hotel and travel technology backgrounds and drew inspiration from single purpose app services such as Uber to

February 10, 2015 @ tnooz.com

Book a Hotel Just for the Day

Today we live in an on-demand economy, but hotels are stuck in the past. Strict 3:00 pm check-ins and 11:00 am check-outs don't work for a lot of travelers, especially those who just need a few hours of shut-eye in the middle of the day. We built Hotels By Day to give guests more flexibility and bring additional revenue to hoteliers (and us).



Our Customers

In the middle of a big city, it's nice to have a resting place all to yourself. Our customers book day-stays for early flight arrivals, to work in privacy, refresh from jetlag, sleep during a long layover, and to use hotel amenities.



Business travelers looking to rest up before an afternoon meeting.



A family looking for a staycation.



Weary travelers after a long red-eye flight.

Use of Funds

This raise will help us improve our technology, user interface, and user experience so we can do more with less. Second, we want to introduce a universal loyalty program. Third, about 30% of funds will be spent on marketing so we can grow internationally.

Our Pitch Deck


HOTELS BY DAY
HOTELS BY DAY
Company Overview
May 2018
FIND HOTELS

Let's Make Hotels as Flexible as Travelers

Dear Potential Investors,

Last quarter marked our third year in operation. Coincidently, as if to mark our anniversary, our Shark Tank episode (#817) also aired for the third time that period — and while we haven't broken the internet yet, we're surely putting in the hard work to turn this 3-year-old company into an overnight success!

- *For starters, we're celebrating our 14th month profitable, registering quarter to quarter average growth of 23% in revenues; solidifying the base to which we can expand our operations, marketing reach & tech upgrades.*
- *We recently signed over 45 properties in London, setting up a foundation for future global expansion. Next stop: Australia.*
- *Interestingly, apartment owners now ask to join our platform. Apartment listings have the potential to be a game-changer, as it doubles up our inventory pool and positions us as the 'Airbnb of micro-stays.'*
- *Rewarding our strong focus on customer excellence, Hotels Dy Day recently won its first 'gold star' rating on Google Adwords, a label of consistent positive guest reviews. This is absolutely unmatched in our sector and source of great pride with the team.*
- *We're fast approaching 300 IATA members registered on our platform — that's 300 travel agents that booked with us, showcasing how helpful Hotels By Day is in solving a travel pain and channeling in our favor the network effect of their tight travel agent community.*
- *We signed our first partnership with an affiliated ads network and sold our first banner ads on our site, diversifying our revenues away from solely commissionable income.*
- *Lastly, we got our first buyout offer last year, which we turned down. Taking a page out of Mark Zuckerberg's F-book.*

With your investment, you'll be supporting a team bent on improving hospitality, fostering a culture of creativity and transparency, in addition to sharing the wealth to a broad base of investors, apartment owners, and our current network of hundreds of hoteliers.

Together, we will be the proverbial village that raises a startup.

Thank you for participating in this round & go HBD!

Sincerely,

Yannis Moati

CEO & Co-Founder

54,500+ Bookings in Three Years


10,000
7,500
5,000
2,500
0
Bookings to Date (April '18): 54,578
Projections based on historical bookings
Q2 - '15
Q3
Q4
Q1 - '16
Q2
Q3
Q4
Q1 - '17
Q2
Q3
Q4
Q1 - '18
Q2
Bookings

Additional Traction

$3.7 million	Revenue to date
35%	Customers book multiple times
$8	Customer acquisition cost (down from $150 at start)
$13	Average profit per booking
700+	Hotels in North America and London
5	New hotels per week
29,000+	Guests
4.6	Stars on Google

Meet the Founders







Yannis Moati

CEO and Co-Founder

20+ years in hospitality. Co-founded a travel agency, and directed a global tour operator company.

Brian Dass

CTO and Co-Founder

Founded Timeless Hospitality (acq.) and Open Hospitality (acq.). 20+ years in hospitality.

Eddy Kaljic

COO and Director of Partnerships

Pursuing B.A. Philosophy at Pace University.

AND THE REST OF THE TEAM



Tony Cheung

Tech Consultant and Product Manager

10 years experience in financial industry. B.S. in IT.



Loulu Lima

Business Development

20+ yrs in hospitality, specializing in sales, marketing, hotel distribution, & revenue management.



Gilberto Aguirre

Sourcing Director

20+ years in global hotel chain and hotel suppliers experience.



Elesha Gabriell Aflalo

Marketing Director

Formerly COO of Press Four Media, Sales Director of Matomy, and President of Learn More Media.



Vanessa Caramalau Cristescu

Chief Marketing Officer | Lead UX Designer

Marketing Specialist & UX/Visual Designer, Former Digital Marketing Manager



Kellie Pelletier

Public Relations Consultant

Award-winning PR professional with 20+ years experience in consumer travel, e-commerce/technology,

Interview

Wefunder interviewed Yannis Moati on April 30, 2018.

– COLLAPSE ALL

WF: What is Hotels By Day? ^

MOATI: Hotels By Day is a platform that allows customers to book hotel rooms just for the day, without paying for the night stay.

My name is Yannis Moati, CEO of HotelsByDay.com. My professional background started as a travel guide, a travel agent then tour operator, and during all these roles, I had customers who wanted a hotel room for a few hours during the day to be able to refresh from a long flight or just take a break. And it was really hard to provide those rooms for the day to our customers, even though in my past experience as a travel guide I knew that many rooms were sitting empty.

Our goal launching Hotels By Day is to create a set of protocols and technology allowing hotels to monetize rooms for the day without displacing their overnight guests. It's a bonus in their revenue stream without inflicting anything on their night stay. That's the principal reason why hotels don't offer day rooms today -- because they're afraid it will interfere with their overnight guests. We're providing the package so that they can just plug in and play.

WF: Why haven't hotels rented rooms during the day? ^

MOATI: It's a confluence of two main reasons. One, historically, the day room was associated with a romantic stay, and that's when day rooms used to be a small niche. It had a connotation of romance, which would not lead hoteliers to try to develop this segment. But what that thinking doesn't necessarily take into account is that we live in an ever more dynamic society -- a society that, nowadays, is asking for on-demand everything, where you book everything whenever you want it, from groceries to shopping online for clothes. Hoteliers are being caught like deer in the headlights with this new trend because the model they currently run is very strict: You can only check in after 3:00. You must check out the next day by 11:00. It's rigid. Essentially, hospitality turned inhospitable for the modern consumer.

So while the first thing hotels think is this kind of service is not made for them, we are demonstrating that there's a new frontier for them.

The second reason is that, essentially, hospitality technology is focused single-mindedly towards transacting an overnight stay, and not transacting a day stay. Therefore, the current technology landscape actually is a hard sell to plug into our system.

So we developed an individual path of connectivity. What a hotelier would not be able to do on their own systems, they can do here. I mean, don't get me wrong, if a customer walks in at a hotel and says, they'd like a hotel room for a few hours, some hotels would be able to provide it for them. But they're not training their front desk to do so, because they've got enough problems to solve already for their night stays. What would the rate be for a day stay? How many hours would you provide for the day stay? How would you be able to check in and check out those rooms? How would you set up the housekeeping around those day rooms? We made it simple for hotel properties to use us. We prepared the whole protocol, train the staff, and everybody's happy. Essentially, these are the issues that kept hotels from doing this themselves, and why they need our company to do it for them and to scale it for them.

WF: How did Hotels By Day begin?

MOATI: I started working 20 years ago as a tour guide. I moved on to travel agent, and then to tour operator. And, essentially, I realized that there was no simple way for a hotel to be flexible with its room allotments while guests nowadays required a whole bunch of different time bands that hotels were not set up to provide. I was just scratching my head to try to understand why they couldn't they be more flexible? Back when I was a tour guide in Italy or in France in my youth, after leaving my clients off to a Museum, I walked back to the hotel to plan the days ahead and walked through hallways of rooms sitting empty all day long. Yet, as a travel agent, every time I asked a reservation manager if I could use a day room, the answer would invariably be negative, simply because they did not have the protocols & training to run rooms for the day and turn them over back to a night stay. They'd prefer refusing the extra revenue and sit on an idle room all day long.

That mentality is anachronistic in today's society. It doesn't work. Today, inventory sitting empty, anywhere, anytime, makes absolutely no sense. We're here to solve this issue.

We launched the company in February 2015, with about 15 hotels as a test model. The first year, we had 2,700 bookings. We realized that customers loved it and wanted more, and we scaled it really fast. In 2016, we moved up to 12,300 bookings. In 2017, we had 28,000 bookings.

Right now, we have about 700 hotels, of which 50 were signed in London just last month. We are the day rooms leaders in North America, the world's biggest market, and now are gearing ourselves up to move out internationally. We have had over 55,000 guest bookings total. So we're growing pretty dramatically. Also, we are profitable.

The reason why we're turning to Wefunder investors right now is because extra funding would allow us to improve our technology, make it more sticky with loyalty programs, and get us to a point where we can scale efficiently at the global level.

WF: How does Hotels By Day work?

MOATI: The majority of the bookings are generated on the website and apps. And most conversions come to us through Search Engine Marketing and Search Engine Optimization.

Additionally, some of those conversions actually are being recommended by the hotels themselves. Sometimes customers have heard of us somewhere but not sure how to find us, they call the hotel directly, but the front desk again is not really trained to spend time on the phone to accommodate a room for the day, so essentially, they just tell those customers to book online through our platform. It's much easier for the hotel to lead the day-stay customer into our funnel and pay us a commission. The commission on average is 13.85%. It varies depending on how many contracts we sign with a hotel group.

Finally, more than 35% of our customers are repeat users. They keep booking with us, which lowers our costs of acquisition tremendously and increases our long-term value per guest.

WF: Who are your customers?

MOATI: About 60% of our customers are leisure travelers who just want to daycation, take a rest, meet somebody in privacy, or use all the amenities of a hotel- the spa, the swimming pool, the breakfast-in-bed type of experience. They just want to rest for a day and take a break.

We've got 12% who are business travelers, who essentially just use our hotel rooms to be able to rest for a few hours and work in privacy, get ready for the meeting, report back to headquarters, and all that.

A segment that is new, but growing, is that 11% of our customers actually use a hotel room for napping. That's becoming a trend. You might be aware that Arriana Huffington is putting a strong focus on sleep as a part of wellness -- it's around the concept of being more productive because you took a rest. In this society, we should not be ashamed to take a break during the day, because it actually boosts our mental skills, our productivity, our health, and our well-being in general. Right outside of your office, you can now book a hotel room, just for a few hours, where you can rest and shower, change, or even get ready for a night event, like a black tie or cocktail party that you have to attend. All our day rooms allow for more scheduling flexibility.

We also have travel agents. In the last year and a half, we've opened our platform to travel agents to make bookings with us, and we already have 287 members signed up. They're growing the business sector more than the leisure sector so far.

Finally, there's a segment of customers who are saying that they're both leisure and business customers. It's dubbed 'bleisure' and is trending, where you take a business trip but also take an extra few hours or days to enjoy the scenery or the location that you're in.

WF: How much does it cost to acquire a customer?

MOATI: First, the average rate of return from a hotel is about $75 per month of commission revenue. We have 700 hotels signed up with about 350-450 hotels live in any one day, as they all cycle because some hotels have different booking cycles. So it's very hard to define a cost of customer acquisition on that side of the marketplace.

But on the guest side of things, we can measure the cost of acquisition a lot more precisely. When we launched this business, the cost to acquire a new customer was over $150. It's now just $8 to acquire a new customer online through search engine marketing. And we're making, on average, $13 per booking. So we're in the black within the first booking. Additionally, 35% of our customers book multiple times, from twice all the way up to over 90 times.

WF: Who are your competitors?

MOATI: The large booking sites are not interested in our model because, as I mentioned earlier, the whole day-stay ecosystem does not connect to the hotel central reservations systems. Because of that lack of booking fluidity with the hotels, the large online travel agencies feel that this is not worth the effort. They're making a million times more bookings than us, and so this niche -- the effort of growing this niche and being part of the future and not the present of how people book a hotel and how they travel -- is not on their radar. They are aware that we exist, but they don't necessarily care, because they're definitely at a higher volume when it comes to their traffic. They don't want to be encumbered by a model that does not plug with all hotels automatically.

As for other day-time booking operators: if you do a quick search and see how we portray ourselves versus how they portray themselves, you'll realize that when we claim to be a customer excellence company, it's not just empty words. For one, you'll see that we're the only agency in that sector that actually has ratings from our guests. We are being graded by them at very high levels. We're rated on Google, just to give you an example, 4.6 stars out of five, which is absolutely phenomenal. Not even a five-star hotel reaches that level of excellence.

Secondly, if you look at our platform versus our competitors, we do not compare the cost of a night stay to a day stay. We think it's misleading to the customer as well as lowering the brand value of the hotel. Our competitors, for the sake of a quick conversion, are ready to compare day-stays rates with night-stays rates. That doesn't make sense and it's unethical. Our level of honesty, clarity, transparency, customer-centered service, in the American way of servicing a customer, is just simply unmatched. It sounds shallow to say it, but we focus wholeheartedly on our customers and on our guests, and that's the recipe to our success. Guests come back to us over any other platform, allowing us to lower the acquisition cost overall, enabling us to grow and be profitable.

WF: What are your goals for the next year?

MOATI: What we are testing right now is onboarding apartments. It was not part of the original plan, but we've realized that apartment owners are a lot quicker in making a decision than hoteliers. They also run the same model as a hotelier, where they run 80% of their occupancy throughout the year and have gaps throughout their booking patterns, whether it be by week or by year, and they wish to fill in those gaps. And we're the only company that can fill in those gaps.

The size of the market in apartment listings is absolutely monumental, and we'd like to tap into that market right now. We're about to sign contracts for apartments in Miami, Boston, Toronto, and New York. It's essentially opening the apartment model for day stays and short stays. We're very excited by this development.

WF: How will you ensure you maintain good relationships with hotels?

MOATI: We're incorporating more hoteliers with each passing week and diversifying their income. I think that where we differentiate from some of our industry colleagues: we don't jeopardize our relationship with hoteliers as we're not out there to harm them and pray on them. We're actually bringing them extra revenue that they didn't even know it existed! We're empowering the little actors, franchisees, and housekeepers. We're now pulling out this passion project called the Generous Envelope, which is about distributing envelopes with inspirational quotes so that people can tip their housekeepers.

So on a broad scale, we're more of a customer excellence company that an online travel agent, simply because we don't do things the same way that others do it. That's why we have such good reviews online and such great feedback not just from guests but from hoteliers. We're really out there promoting our core values – our living, breathing values – which is empowering people, showing respect, and boosting hotels' revenues. If the guests have a good experience at the hotel, they're more susceptible to stay for the night and book direct. We're bringing hotels new clients for a very low acquisition cost. While on the surface we just look like we're a revenue optimization company, which we are, we offer benefits that go way beyond that.

WF: How will you keep the business growing?

MOATI: In some of the key cities, like Toronto, Miami, Boston, New York and Los Angeles, we have more demand than supply, so apartment rentals would be no small feat to onboard. It would unlock inventory in a tremendous way. It would boost the possibilities of selling rooms, and it would allow us to catch up with the latent demand that we have already. That's one of the methods of growing the bookings, because we know that there's so many cases right now where regrettably the guest is not satisfied with inventory.

The second phase of our growth plan is training. We're three years in the making. We have acquired the skill in selling our model to hotels and apartment owners alike. We have all the marketing material. We have all the lingo to be able to sell it correctly, knowing what their pain points are and how our solutions can solve them. So we've acquired a lot of knowledge on that front. We've also acquired a lot of knowledge in guest-facing marketplace. We know which keywords convert guests. We know which days are most popular. We know which locations. And we are testing out now, in London, all of those theories. We're training local staff to sell in the U.K., and we are seeing that our model of conversion in London is working out, even in an environment of increased competitive pressure. Soon we will be ready to scale it to English-speaking countries. We've got Australia, Singapore, and Hong Kong in the target. And then, eventually, we'll move into Europe and Latin America as well.

WF: What do you plan to do with the money you raise from Wefunder investors?

MOATI: We're seeking to raise $500,000, mostly to invest in our technology, so that we can do more with less.

We want to be more fluid with guest conversions by improving our UI/UX, grant the customer more control over the time-band they wish to book, as well as integrate map features, so that the guest need not waste time inserting the hotel address on a different app and stay longer on ours.

Our second plan to build stickier apps is to create a user profile and launch a universal loyalty program, which will boost repeats and lengthen the long-term value (LTV) of a customer.

Finally, we identified many ways of improving features on our back-office, enabling the hotelier to better track and improve their listing on our channel. We must take advantage of the fact that we're becoming a steady source of extra income for hoteliers who are increasingly relying upon us to make their ends meet (check our industry testimonials on our website).

We plan to spend about 30% of the funding on marketing so we can grow internationally. I mentioned Australia, Singapore, Hong Kong, but also Germany and Scandinavia, and Latin America -- all that takes a lot of effort in training staff correctly, creating a base for our local entrepreneurs to be able to develop a market under our brand HotelsByDay.com so they can become global winners with a formula that we were able to successfully implement in the United States.

WF: What's your endgame?

MOATI: To be the uncontested leader in day rooms all over the world. That's what we are working towards today. That's why we wake up every morning. We are the leaders in the U.S. right now, and we will replicate this model successfully all over the world.

Eventually, we see ourselves as a branch of a larger travel company. One specifically that has been thought for some time is getting closer and closer to the hotel world, is Airbnb. Here's a huge company that's leading the way in transforming lodging, and we think that we are, in our own niche and in own regard, transforming lodging as well. And so if we keep up that momentum of transformation, we think there is a fit.

Thanks to our good ratings and reviews, we also think TripAdvisor, for the sake of being able to acquire new customers against the larger online travel agencies, might also be interested in our model. We've seen a few travel companies that might be interested in acquiring us. In having these lines of communication open with our customers that used to be disregarded, we are now becoming more and more a force of the industry.

WF: What worries do you have about the future?

MOATI: However much sense our model makes for the hotel industry, I regret to say that we are still encountering a lot of resistance from the established hoteliers. They are not necessarily in lockstep with today's societal trends. They're not moving as quickly as they should in trying to incorporate new models. Resistance to change in any industry, at any level, any age, is always a clear and present danger for established models. And more so to an established model like hospitality, which has been selling hotel rooms for night stays in the same way for centuries. Hotels By Day coming in and turning the model on its head is facing resistance. There's a knee-jerk reaction to think that the day room is necessarily a romantic stay. But it's not. Not that we don't have some of it -- I'll be the first one to say a portion of our bookings do have that component because we're selling hotel rooms, so whether it's night stay or day stay, romance happens. But our effort is about messaging a larger audience, business travelers, leisure travelers, that now they can take a daycation, they can stop for a few hours to refresh, work in privacy, get ready for the meeting, or unwind from the meeting.

WF: Why is the hotel industry so resistant to change?

MOATI: Consider that the model of hotel stays has been in place for, essentially, millennia. Lodging, an inn somewhere by the side of the road, has existed forever and ever. And the check-in and check-out process with their fixed time bands has been locked in for a long time. Beyond that, every hotelier that goes to hospitality school, gets professionally trained, and works at hotel chains which own 70% of the inventory in the United States, have very structured ways of doing business.

We're coming in with a different way, and the industry hated it at first. Just to give you an example, at our press launch, a major hotel brand sent a circular to all their hoteliers stating: "We forbid you to sign with Hotels By Day. We think this is disruptive to our model and operations, and we think you should not sign with Hotels By Day." Besides the fact that I shat in my pants that day when I heard about this letter, it just goes to show how calcified their thinking is. Additionally, by the way, they're ever more profitable. Hotels have been running on record profits for the last six years. Hence they are not pressured to close the loop on their revenue cycle to generate more revenue during daytime hours.

But the old thinking is breaking in front of our eyes. Even the branded hoteliers said, "Never mind this circular, I don't care, I'm going to sign with Hotels By Day because I'm sitting on way too many empty rooms during the day and it sinks me." And so those single hotels we signed in Philadelphia, those hotels that we signed in New York, those hotels that we signed in Chicago when we first launched, have now flourished to 700 hotels.

Yet the mentality is still alive. It will take another few years for everybody to realize that it does make sense to generate revenue during the day.
That day, we'll all reap the benefits of that change of mentality: guests, hoteliers, our company, and our investors.

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1 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its

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